UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K
___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2021
___________________________

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01                  Regulation FD Disclosure.

Cable One, Inc. (the “Company”) is pursuing a potential joint venture transaction in which the Company would contribute fiber assets in certain of the markets served by Delta Communications, L.L.C. (“Clearwave”) and Hargray Acquisition Holdings, LLC and its subsidiaries (collectively, “Hargray”) to a newly formed entity (the “Joint Venture”), and certain unaffiliated third-party investors would contribute cash to the Joint Venture. The operations associated with the assets of Clearwave and Hargray that would be contributed by the Company to the Joint Venture are expected to represent approximately 3% of the Company’s consolidated revenues for the three months ended June 30, 2021. The Joint Venture is intended to accelerate deployment of fiber internet to residents and businesses in the relevant markets, as well as to provide connectivity to unserved and underserved areas in such markets.

The terms of the Joint Venture transaction remain subject to negotiation, and the parties have not entered into any definitive agreements to consummate the proposed transaction. The consummation of the Joint Venture transaction remains subject to the parties approving and entering into binding definitive agreements and the satisfaction or waiver of any conditions to closing provided thereunder. There can be no assurance that the Joint Venture transaction will be consummated on the terms described herein or at all.

The information contained in this Item 7.01 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the potential Joint Venture and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the possibility that the parties do not enter into definitive agreements for the Joint Venture, conditions to the consummation of the Joint Venture may not be satisfied or waived in a timely manner or at all, and other factors described under “Risk Factors” in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2021 and the Company’s other filings with the Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this current report, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: November 3, 2021